EX-99.h.1.ii

AMENDMENT NO. 1 TO

SCHEDULE A

DELAWARE GROUP INCOME FUNDS

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF SEPTEMBER 29, 2009

Delaware Corporate Bond Fund
Delaware Extended Duration Bond Fund
Delaware High-Yield Opportunities Fund
Delaware Core Bond Fund

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.			DELAWARE GROUP INCOME FUNDS
for its series set forth in this Schedule A

By:	/s/ Douglas L. Anderson	By:	/s/ Patrick P. Coyne
Name:	Douglas L. Anderson		Name:	Patrick P. Coyne
Title:	Senior Vice President		Title:	President